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EXHIBIT 23.03(b)

Consent of Independent Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 2005 with respect to the consolidated statement of assets and liabilities of Millburn International (Cayman) Limited in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and the related Prospectus of Global Macro Trust as filed with the Securities and Exchange Commission.

/s/ Deloitte & Touche

Grand Cayman, Cayman Islands
April 7, 2005

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Consent of Independent Public Accounting Firm